Exhibit 99.1

Woodside Energy Group Ltd

ACN 004 898 962

Mia Yellagonga

11 Mount Street

Perth WA 6000

Australia

T +61 8 9348 4000

www.woodside.com

ASX: WDS

NYSE: WDS

LSE: WDS

Announcement

Wednesday, 9 October 2024

WOODSIDE COMPLETES ACQUISITION OF TELLURIAN

Woodside has completed the acquisition of Tellurian Inc. (Tellurian) and its US Gulf Coast Driftwood LNG development opportunity. Woodside has acquired all issued and outstanding Tellurian common stock for approximately $900 million cash, or $1.00 per share. The implied enterprise value is approximately $1,200 million.1

Woodside is pleased to also announce it has renamed the Driftwood LNG development opportunity Woodside Louisiana LNG.

Woodside Louisiana LNG is an under-construction, pre-final investment decision (FID), LNG production and export terminal in Calcasieu Parish, Louisiana. It is a high-quality, scalable development opportunity, with a total permitted capacity of 27.6 million tonnes per annum.

Woodside CEO Meg O’Neill said bringing Woodside Louisiana LNG into the global portfolio represented a significant new chapter for the company.

“This is a major growth opportunity that significantly expands our US LNG position, enabling us to better serve global customers and capture further marketing optimisation opportunities across both the Atlantic and Pacific Basins.

“Our acquisition provides a new strategic direction for this development. Woodside’s world class expertise in project execution, operations and marketing means we are well-positioned to unlock the development and generate value.

“Woodside Louisiana LNG is a competitively advantaged opportunity. It is fully permitted, front-end engineering design is complete, and site civil works are well advanced.

"Woodside is targeting FID readiness from the first quarter of 2025, with the experienced Tellurian team and engineering, procurement and construction contractor Bechtel having completed substantial work to advance the opportunity to this stage.

“We are also pleased with the inbounds received from multiple parties looking to enter the opportunity as a strategic partner.”

1 Includes $50 million for Tellurian’s Series C Convertible Preferred equity shares, ~$65 million of net debt, ~$20 million net working capital adjustment, ~$50 million for management and debt change of control costs and ~$135m of interim funding from signing to close. Does not include management construction incentive payment awards. The accounting treatment of the purchase price will be included in Woodside’s 2024 Annual Report and will include share purchase consideration, interim funding and other items.

Contacts:

INVESTORS Marcela Louzada M: +61 456 994 243 E: investor@woodside.com	MEDIA Christine Forster M: +61 484 112 469 E: christine.forster@woodside.com

This announcement was approved and authorised for release by Woodside’s Disclosure Committee.

Forward-looking statements

This announcement contains forward-looking statements with respect to Woodside's business and operations, market conditions, results of operations and financial condition, including, for example, but not limited to, statements regarding the transaction, the timing of completion of other transactions, the timing of completion of Woodside's projects and expectations regarding future expenditures and future results of projects. All statements, other than statements of historical or present facts, are forward-looking statements and generally may be identified by the use of forward-looking words such as 'guidance', 'foresee', 'likely', 'potential', 'anticipate', 'believe', 'aim', ‘aspire’, 'estimate', 'expect', 'intend', 'may', 'target', 'plan', 'forecast', ‘outlook’, 'project', 'schedule', 'will', 'should', 'seek' and other similar words or expressions. Similarly, statements that describe the objectives, plans, goals or expectations of Woodside are forward-looking statements.

Forward-looking statements in this announcement are not guidance, forecasts, guarantees or predictions of future events or performance, but are in the nature of future expectations that are based on management’s current expectations and assumptions. Those statements and any assumptions on which they are based are subject to change without notice and are subject to inherent known and unknown risks, uncertainties, assumptions and other factors, many of which are beyond the control of Woodside, its related bodies corporate and their respective officers, directors, employees, advisers or representatives. If any of the assumptions on which a forward-looking statement is based were to change or be found to be incorrect, this would likely cause outcomes to differ from the statements made in this announcement.

A detailed summary of the key risks relating to Woodside and its business can be found in the "Risk" section of Woodside's most recent Annual Report released to the Australian Securities Exchange and the London Stock Exchange and in Woodside's most recent Annual Report on Form 20-F filed with the United States Securities and Exchange Commission and available on the Woodside website at https://www.woodside.com/investors/reports-investor-briefings. You should review and have regard to these risks when considering the information contained in this announcement.

All information included in this announcement, including any forward-looking statements, reflects Woodside’s views held as at the date of this announcement and, except as required by law or regulation, neither Woodside, its related bodies corporate, nor any of their respective officers, directors, employees, advisers or representatives intends to, undertakes to, or assumes any obligation to, provide any additional information or update or revise any information or forward-looking statements in this announcement after the date of this announcement, either to make them conform to actual results or as a result of new information, future events, changes in Woodside’s expectations or otherwise.

Investors are strongly cautioned not to place undue reliance on any forward-looking statements. Actual results or performance may vary materially from those expressed in, or implied by, any forward-looking statements.